UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2006

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, LCC International, Inc. (the "Company") announced that it has entered into an employment agreement (the "Employment Agreement") with Louis Salamone, Jr. ("Mr. Salamone") pursuant to which the Company has engaged Mr. Salamone to serve as its Chief Financial Officer ("CFO") and Treasurer, in each case effective as of the date on which he commences providing services to the Company. The Company anticipates that Mr. Salamone will commence his employment on or about May 1, 2006.
Pursuant to the terms of the Employment Agreement, Mr. Salamone will receive an annual salary of $350,000. Mr. Salamone’s annual salary may be increased in the future if approved by the Board of Directors of the Company (the "Board") or by the Compensation Committee of the Board (the "Compensation Committee"). For calendar year 2006, Mr. Salamone will be paid a bonus of up to 75% of his annual salary if the Company achieves between 100% and 124% of its overall consolidated EBITDA objectives or 100% of his annual salary if the Company achieves 125% or more of its consolidated EBITDA objectives, prorated based on the number of days he serves as CFO and Treasurer during 2006. For calendar years commencing with 2007, Mr. Salamone will be entitled to such annual bonuses as may be authorized by the Board. The target bonus will be 75% of Mr. Salamone’s annual salary then in effect for each applicable year, provided, however, that the annual bonus, if any, may be below, at, or above the target based upon the achievement of individual and objective Company annual performance criteria established by the Compensation Committee. In addition to the foregoing, Mr. Salamone will be entitled to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available generally to other senior executives of the Company. Mr. Salamone will be covered by the Company’s liability insurance policy for directors and officers and will enter into the Company’s standard form of Indemnity Agreement pursuant to which he will be entitled to indemnification by the Company for certain liabilities and expenses he may incur as a result of his service as an officer or director of the Company or, at the request of the Company, as an officer, director or other functionary of another entity. Mr. Salamone is entitled to four weeks of vacation per year, reimbursement for travel and commuting expenses from his residence in New Jersey, a local living allowance of $2,300 per month plus reimbursement of certain local utility expenses, and reimbursement for all ordinary and reasonable out-of-pocket business expenses directly incurred by him in the performance of services for the Company. Should Mr. Salamone decide to relocate to an area within reasonable commuting distance of the Company’s principal office, the Company will no longer reimburse him for commuting or living expenses, but will provide him with relocation assistance in accordance with the Company’s then current policies for executive officers.

The initial term of Mr. Salamone’s employment with the Company begins on the date on which he commences providing services to the Company and ends on December 31, 2008. The Employment Agreement will be renewed automatically for successive one-year periods unless either party notifies the other of non-renewal at least 90 days prior to the end of any term. In addition, the Employment Agreement terminates upon Mr. Salamone’s death and may be terminated at any time by the Company or by Mr. Salamone. If Mr. Salamone’s employment is terminated as a result of his death or by the Company as a result of his Disability (as defined in the Employment Agreement), Mr. Salamone or his estate shall be entitled to receive any earned and unpaid salary, benefits and prior years’ bonuses. If Mr. Salamone’s employment is terminated as a result of his election not to renew the Employment Agreement or as a result of the Company’s election not to renew the Employment Agreement at any time after Mr. Salamone’s 66th birthday, Mr. Salamone shall be entitled to receive any earned and unpaid salary, benefits, prior years’ bonuses and bonus for his final year of employment. If Mr. Salamone’s employment is terminated by the Company for Cause (as defined below) or by Mr. Salamone without Good Reason (as defined below), Mr. Salamone shall be entitled to receive any unearned salary and benefits (but no bonuses). If Mr. Salamone’s employment is terminated by the Company without Cause or by Mr. Salamone for Good Reason or as a result of the Company’s election not to renew the Employment Agreement at any time prior to Mr. Salamone’s 66th birthday, (i) Mr. Salamone shall be entitled to receive any earned and unpaid salary, benefits and any bonus for the prior year not yet paid and a severance payment equal to one times the sum of Mr. Salamone’s annual salary in effect on the day of termination and his target bonus for the calendar year in which the termination of his employment occurs, or if no target bonus for such calendar year has been set on or prior to the termination of his employment, the target bonus for the prior year (the "Severance Payment"), provided that, if the Mr. Salamone’s employment is terminated within 365 days following a Change in Control (as defined below), the Severance Payment will equal 1 ½ times the aforesaid sum. Under the Employment Agreement, (i) the term "Cause" means the commission by Mr. Salamone of any felony or act of fraud, theft or dishonesty, the continuing failure or habitual neglect by Mr. Salamone to perform his duties under the Employment Agreement, any material violation by Mr. Salamone of Company policy, including without limitation, the Company’s Corporate Standards of Conduct, any material violation by Mr. Salamone of his obligations under the Employment Agreement with respect to noncompetition, nonsolicitation, nondisclosure, confidentiality, and inventions or any material breach of the Employment Agreement by Mr. Salamone, (ii) the term "Good Reason" means a material reduction of Mr. Salamone’s authority, duties and responsibilities, or the assignment to Mr. Salamone of duties materially and adversely inconsistent with his position or positions with the Company and its subsidiaries, a reduction of Mr. Salamone’s annual salary except in connection with a reduction in compensation generally applicable to senior management employees of the Company provided that such reduction does not exceed 15% of Mr. Salamone’s salary, or the Company’s material and willful breach of the Employment Agreement and (iii) the term "Change in Control" means the consummation of the sale of all or substantially all of the assets of the Company to another person or entity, the consummation of a merger, consolidation or reorganization of the Company with one or more other entities where the Company is not the surviving person unless all or substantially all of the persons who were the beneficial owners, respectively, of the combined voting power of all classes of stock of the Company, immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of all class of stock of the person resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction or the consummation of a merger, acquisition or other transaction in which the Company is the surviving corporation that results in any person (other than persons who are holders of 5% or more of the stock of the Company at the time the transaction is approved by the shareholders and other than any affiliate) acquiring beneficial ownership of more than 50% of the combined voting power of all classes of stock of the Company, excluding any change in voting control arising as a result of the conversion of the Company’s Class B common stock to Class A Common Stock or any distribution by the Company’s controlling shareholder to any of its direct or indirect owners, investors or their respective affiliates.
Mr. Salamone has agreed that, during the term of the Employment Agreement and for one year thereafter, he will not, directly or indirectly (whether as an officer, director, employee, consultant, agent, advisor, stockholder, partner, joint venturer, proprietor or otherwise): (i) engage or otherwise become interested in any business of the Company or any of its subsidiaries (or any of their successors) as conducted or contemplated during his period of employment with the Company, (ii) solicit or hire for employment by any person or entity that engages in any business or activity that directly or indirectly competes with any business of the Company or any of its subsidiaries (or any of their successors) as conducted or contemplated during his period of employment with the Company, or induce the termination of employment of, any employee or other personnel who is or was providing services to the Company or any of its subsidiaries at the time of, or within the six month period prior to the date of, such solicitation, hiring or inducement or (iii) take any action intended to cause any vendor, customer or business associate of the Company or any of its subsidiaries to terminate, sever, reduce or otherwise adversely alter its relationship with the Company or any of its subsidiaries.

The Employment Agreement also contains, among other things, an agreement by Mr. Salamone to maintain the confidentiality of the Company’s confidential information and to assign to the Company the rights to any and all inventions developed by Mr. Salamone, alone or jointly with others, during his employment with the Company.

Pursuant to the Employment Agreement, the Company has granted Mr. Salamone on April 21, 2006 (the "Grant Date"), under the Company’s Amended and Restated Equity Incentive Plan (the "Plan"), 150,000 restricted stock units with respect to the Company’s Class A common stock (the "Restricted Stock Units") and options to purchase 400,000 shares of the Company's class A common stock for an exercise price of $3.75 per share (the "Plan Options"). The Company and Mr. Salamone have entered into agreements with respect to the Restricted Stock Units and the Plan Options (the "Restricted Stock Units Agreement" and the "Plan Option Agreement," respectively).

The Restricted Stock Unit Agreement provides, among other things, that the Restricted Stock Units vest in one-third increments on the first, second and third anniversaries of the grant date, provided that they will vest 100% if Mr. Salamone’s service with the Company is terminated as a result of his death or Disability (as defined in the Plan) or by Company without Cause or by Mr. Salamone for Good Reason. In addition, if there is a Change in Control within 18 months after the Grant Date, the Restricted Stock Units will vest to the extent of 66 2/3% of the total amount thereof. Unvested Restricted Stock Units will be forfeited (i) if Mr. Salamone does not commence providing services to the Company within 90 days of the date of the Employment Agreement or (ii) upon termination of Mr. Salamone’s services as an employee and director other than by (x) reason of his death or disability or (y) by the Company without Cause or by Mr. Salamone without Good Reason.

The Plan Option Agreement provides, among other things, that the Plan Options vest as to 25% of the total amount thereof if and when the 20-day average closing price per share of the Class A common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.00 (as to the first 25%), $5.75 (as to the second 25%), $7.25 (as to the third 25%) and $9.00 (as to the final 25%), provided that no more than one third of all the outstanding options held by Mr. Salamone may vest in any single calendar year. Any options which do not vest in a particular calendar year as a result of the foregoing limitation will vest on January 1 of the next calendar year. In addition, the Options vest (i) 100% upon Mr. Salamone’s death or Disability, (ii) to the extent of 50% of the total amount thereof (unless otherwise vested to a greater extent), in the event of a Change in Control within 18 months following the grant date and (iii) 100% if Mr. Salamone’s service as an employee is terminated by the Company other than for Cause or by Mr. Salamone for Good Reason, in each case within 3 months prior to, or 18 months following, a Change in Control. The Options (vested and nonvested) terminate automatically if Mr. Salamone does not commence providing services to the Company within 90 days of the date of the Employment Agreement or if Mr. Salamone’s service is terminated by the Company for Cause or 30 days following termination of Mr. Salamone’s service as an employee of the Company, except (i) if Mr. Salamone’s service is terminated as a result of his death or Disability, the Options terminate 12 months following the service termination date, (ii) if Mr. Salamone’s service is terminated by the Company other than for Cause or by Mr. Salamone for Good Reason, in each case other than in connection with a Change in Control, the Options terminate 18 months following the service termination date and (iii) if Mr. Salamone’s service is terminated by the Company other than for Cause or by Mr. Salamone for Good Reason, in each case within 3 months prior to, or 18 months following, a Change in Control, the Options terminate 24 months following the service termination date. In any event, the Options terminate no later than 10 years from the Grant Date.

The foregoing descriptions of the Employment Agreement, the Restricted Stock Units Agreement and the Plan Option Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, copies of which are filed as Exhibits 10.1. 10.2 and 10.3 to this Form 8-K, respectively, and are incorporated in this Item 1.01 by reference.
A copy of the Company’s press release dated April 27, 2006 is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

(a) The information contained in the sixth through ninth paragraphs of Item 1.01 of this Form 8-K relating to the grant to Mr. Salamone of the Restricted Stock Units and the Plan Options is incorporated into in this Item 3.02(a) by reference and shall constitute the Company’s Item 3.02 (a) disclosure.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of the date on which Mr. Salamone commences his employment with the Company, Charles R. Waldron will no longer serve as Chief Financial Officer and Treasurer of the Company.

Employment of Louis Salamone

The information contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.02(c) and shall constitute the Company’s Item 5.02(c) disclosure.

Mr. Salamone, age 59, served as Senior Vice President and Chief Financial Officer of GXS Corporation (GXS) from October 2004 to April 2006. Mr. Salamone joined GXS after serving as Senior Vice President and Chief Financial Officer of USinternetworking, Inc., a leading application service provider ("ASP"), which he joined in May 2002 following the merger of that company with Interpath Communications, Inc. ("Interpath"), another leading ASP. He served as Executive Vice President and Chief Financial Officer of Interpath from November 2000 to May 2002. Prior to joining Interpath, from March 1996 to June 2000, Mr. Salamone was Executive Vice President and Chief Financial Officer, and a member of the Board of Directors, of Applied Graphics Technologies, Inc., a multinational leader in providing a broad range of graphics and media related services to the advertising and entertainment industries as well as directly to advertisers and media companies. From 1993 to 1996, he served as Senior Vice President and Chief Financial Officer of Nextel Communications, Inc., a leading provider of wireless communications services. Mr. Salamone began his career with Deloitte & Touche in 1968 where he was a partner from 1980. While with Deloitte & Touche he served in various leadership capacities, including Partner in Charge of the New York Metro Region middle market practice, and was a leader in the firm’s High Technology practice. Mr. Salamone is a Certified Public Accountant and earned a Bachelor of Arts degree from Franklin and Marshall College and attended the Stanford University executive program for Entrepreneurs.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The exhibits filed as part of this Current Report on form 8-K are listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

April 27, 2006	By:	Dean J. Douglas

Name: Dean J. Douglas
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 21, 2006, between LCC International, Inc. and Louis Salamone.
10.2	Agreement, dated April 21, 2006, between LCC International, Inc. and Louis Salamone with respect to the grant of certain restricted stock units with respect to 150,000 shares of Class A common stock pursuant to the Amended and Restated Equity Incentive Plan.
10.3	Agreement, dated April 21, 2006, between LCC International, Inc. and Louis Salamone with respect to the grant of options to purchase 400,000 shares of Class A common stock pursuant to the Amended and Restated Equity Incentive Plan.
99.1	Press Release of the Company, dated April 27, 2006.